                                                EXHIBIT 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Reports First Quarter Fiscal 2022 Results
•Net sales and earnings exceeded expectations
◦Net sales $781 million
◦Diluted EPS $1.66
•Returned $105 million to shareholders through share repurchases and dividends
•Company reaffirms full year fiscal 2022 outlook:
◦Net sales growth of 2% to 3%
◦Adjusted diluted EPS growth of 12% to 14%

ATLANTA, April 29, 2022 - Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today reported its first quarter fiscal 2022 results.
“Our first quarter sales and earnings exceeded our expectations,” said Michael D. Casey, Chairman and Chief Executive Officer. “Inventory levels improved in the quarter and enabled us to support higher demand in our wholesale and international businesses. As expected, our retail sales were lower in the quarter and reflect the impact of store closures, timing of the Easter holiday, and non-recurring benefit realized last year from the unprecedented government stimulus which supported families with young children.
“We are encouraged by the improving trend in births in the United States which began last summer. We believe our leading position in the young children’s apparel market and unparalleled multi-channel business model will enable us to build on our strong performance last year and achieve our growth objectives for 2022.”
Adjustments to Reported GAAP Results
In addition to the results presented in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements, as presented below. The Company believes these non-GAAP financial measurements provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company’s underlying performance. These measures are presented for informational purposes only. See “Reconciliation of Adjusted Results to GAAP” section of this release for additional disclosures and reconciliations regarding these non-GAAP financial measures. There were no adjustments to the Company’s Q1 fiscal 2022 results; adjustments which were made to the Company’s Q1 fiscal 2021 results are summarized in the table below.

	Fiscal Quarter Ended
	April 2, 2022				April 3, 2021
(In millions, except earnings per share)	Operating Income	% Net Sales	Net Income	Diluted EPS	Operating Income	% Net Sales	Net Income	Diluted EPS
As reported (GAAP)	$102.6	13.1%	$67.9	$1.66	$127.5	16.2%	$86.2	$1.96
COVID-19 expenses	—		—	—	2.1		1.6	0.04
Restructuring costs	—		—	—	0.5		0.4	0.01
Retail store operating leases and other long-lived asset impairments, net of gain	—		—	—	(1.5)		(1.2)	(0.03)
As adjusted	$102.6	13.1%	$67.9	$1.66	$128.5	16.3%	$87.0	$1.98
Note: Results may not be additive due to rounding.

Consolidated Results
First Quarter of Fiscal 2022 compared to First Quarter of Fiscal 2021
Net sales decreased $6.1 million, or 0.8%, to $781.3 million, reflecting growth in the Company’s U.S. Wholesale and International segments, offset by lower sales in its U.S. Retail segment.
U.S. Wholesale and International net sales grew 8% and 11%, respectively. U.S. Retail net sales declined 10%, reflecting: 1) comparison to first quarter of 2021 which benefited from significant and unprecedented government stimulus payments made to consumers in response to the pandemic; 2) 113 fewer retail stores at the beginning of the quarter; and 3) a later Easter holiday. U.S. Retail comparable sales declined 7%.
Operating income decreased $24.9 million to $102.6 million, compared to $127.5 million in the first quarter of fiscal 2021. Operating margin decreased to 13.1%, compared to 16.2% in the prior year period. Adjusted operating income (a non-GAAP measure) decreased $25.9 million to $102.6 million, compared to $128.5 million in the first quarter of fiscal 2021. Adjusted operating margin was 13.1%, compared to 16.3% in the prior year period, largely due to higher ocean freight and transportation costs.
Net income decreased $18.3 million to $67.9 million, or $1.66 per diluted share, compared to $86.2 million, or $1.96 per diluted share, in the first quarter of fiscal 2021. Adjusted net income (a non-GAAP measure) decreased $19.1 million to $67.9 million, compared to $87.0 million in the first quarter of fiscal

2021. Adjusted earnings per diluted share (a non-GAAP measure) was $1.66, compared to $1.98 in the first quarter of fiscal 2021.
Net cash used in operations in the first quarter of fiscal 2022 was $163.8 million compared to net cash used in operations of $39.5 million in the prior-year period. The increase in net cash used in operating activities principally reflects earlier receipt of inventory to help mitigate pandemic-related transportation delays and disbursements for 2021 performance-based compensation.
See the “Business Segment Results” and “Reconciliation of Adjusted Results to GAAP” sections of this release for additional disclosures regarding business segment performance and non-GAAP measures.
Return of Capital Activity
In the first quarter of fiscal 2022, the Company returned to shareholders a total of $105.1 million through share repurchases and cash dividends as described below.
•During the first quarter, the Company repurchased and retired 0.8 million shares of its common stock for $74.5 million at an average price of $93.94 per share. Fiscal year-to-date through April 28, 2022, the Company repurchased and retired 1.1 million shares for $104.5 million at an average price of $92.66 per share. As of April 28, 2022, the total remaining capacity under the Company’s previously-announced repurchase authorizations was approximately $945 million.
•In the first quarter, the Company paid a cash dividend of $0.75 per common share totaling $30.6 million. Future payments of quarterly dividends will be at the discretion of the Company’s Board of Directors based on a number of factors, including the Company’s future financial performance and other considerations.
Debt Redemption / Refinancing Update
On April 4, 2022, the Company redeemed $500 million principal amount of its 5.500% senior notes using cash on hand. This debt redemption is estimated to result in a loss on extinguishment of debt of approximately $20 million in the second quarter of fiscal 2022. Our adjusted diluted earnings per share forecasts described below in “2022 Business Outlook” exclude this estimated charge. We continue to evaluate the opportunity to refinance our 5.625% senior notes in 2022, subject to market conditions, which may result in additional charges related to loss on extinguishment of debt.
2022 Business Outlook
For the second quarter of fiscal 2022, the Company projects:
•Net sales of approximately $750 million to $775 million;

•Adjusted operating income of approximately $95 million to $105 million, compared to $110.4 million in the second quarter of fiscal 2021; and
•Adjusted diluted earnings per share of approximately $1.60 to $1.80 (which excludes an estimated loss on extinguishment of debt of $20 million), compared to $1.67 in the second quarter of fiscal 2021.
This outlook for the second quarter of fiscal 2022 reflects:
•Continued improvement in supply chain performance;
•Less challenging comparisons to 2021 stimulus;
•Improved price realization;
•Higher labor costs, marketing investments, and distribution and freight expenses;
•Lower interest expense; and
•Benefit of share repurchases.
For fiscal 2022, the Company is reaffirming its prior guidance and continues to project:
•Net sales increase of approximately 2% to 3%, with growth in all segments;
•Adjusted operating income increase of approximately 4% to 6%, compared to $500.8 million in fiscal 2021; and
•Adjusted diluted earnings per share increase of approximately 12% to 14% (which excludes an estimated loss on extinguishment of debt of $20 million), compared to $7.87 in fiscal 2021.
This outlook for fiscal 2022 reflects:
•An improving trend in births in the United States;
•The strength of our merchandising and marketing initiatives;
•Better mix of inventories;
•Improved price realization;
•Gradual improvement in supply chain performance;
•SG&A leverage;
•Lower interest expense; and
•Benefit of share repurchases.
We have not reconciled forward-looking adjusted operating income or adjusted diluted earnings per share to their most directly comparable GAAP measures because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including early extinguishment of debt that are not within our control including due to factors described above, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future operating income or diluted EPS, the most directly comparable GAAP metrics to adjusted operating income and adjusted diluted earnings per share, respectively.
Conference Call
The Company will hold a conference call with investors to discuss first quarter fiscal 2022 results and its business outlook on April 29, 2022 at 8:30 a.m. Eastern Daylight Time. To participate in the call, please dial 213-217-9349. To listen to a live broadcast via the internet and view the accompanying presentation materials, please visit ir.carters.com and select links for “News & Events” followed by “Webcasts & Presentations.” A replay of the call will be available shortly after the broadcast through May 29, 2022, at 855-859-2056 (U.S. / Canada) or +1 404-537-3406 (international), passcode 4698757. The replay will also be archived online on the “Webcasts & Presentations” page noted above.
About Carter’s, Inc.
Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through nearly 1,000 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to the potential effects of the COVID-19 pandemic and the Company’s future outlook, earnings, liquidity, strategy, financings, and investments. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors.” Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs, duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Fiscal Quarter Ended
	April 2, 2022	April 3, 2021
Net sales	$781,284	$787,361
Cost of goods sold	426,193	401,731
Adverse purchase commitments (inventory and raw materials), net	49	(6,330)
Gross profit	355,042	391,960
Royalty income, net	7,474	7,463
Selling, general, and administrative expenses	259,893	271,927
Operating income	102,623	127,496
Interest expense	15,132	15,348
Interest income	(338)	(225)
Other income, net	(512)	(917)
Income before income taxes	88,341	113,290
Income tax provision	20,408	27,094
Net income	$67,933	$86,196

Basic net income per common share	$1.66	$1.96
Diluted net income per common share	$1.66	$1.96
Dividend declared and paid per common share	$0.75	$—

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	April 2, 2022	% of Total Net Sales	April 3, 2021	% of Total Net Sales
Net sales:
U.S. Retail	$366,358	46.9%	$407,067	51.7%
U.S. Wholesale	307,301	39.3%	283,377	36.0%
International	107,625	13.8%	96,917	12.3%
Consolidated net sales	$781,284	100.0%	$787,361	100.0%

Operating income:		% of Segment Net Sales		% of Segment Net Sales
U.S. Retail	$49,994	13.6%	$76,521	18.8%
U.S. Wholesale	60,506	19.7%	70,058	24.7%
International	10,388	9.7%	9,734	10.0%
Corporate expenses(*)	(18,265)	n/a	(28,817)	n/a
Consolidated operating income	$102,623	13.1%	$127,496	16.2%

(*)Corporate expenses include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, office occupancy, information technology, certain legal fees, consulting fees, and audit fees.

	Fiscal Quarter Ended April 3, 2021
(dollars in millions)	U.S. Retail	U.S. Wholesale	International
Incremental costs associated with COVID-19 pandemic	$1.1	$0.9	$0.1
Retail store operating leases and other long-lived asset impairments, net of gain	(1.5)	—	—
Total charges	$(0.4)	$0.9	$0.1

(*)The first fiscal quarter ended April 3, 2021 also includes corporate charges related to organizational restructuring of $0.5 million.

CARTER’S, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	April 2, 2022	January 1, 2022	April 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$702,266	$984,294	$1,053,690
Accounts receivable, net of allowance for credit losses of $5,766, $7,281, and $6,695, respectively	265,694	231,354	240,212
Finished goods inventories, net of inventory reserves of $11,307, $14,378, and $15,581, respectively	679,729	647,742	560,683
Prepaid expenses and other current assets	64,389	50,131	63,290
Total current assets	1,712,078	1,913,521	1,917,875
Property, plant, and equipment, net of accumulated depreciation of $536,580, $528,926, and $557,608, respectively	197,515	216,004	248,799
Operating lease assets	469,354	487,748	559,391
Tradenames, net	307,581	307,643	307,830
Goodwill	212,518	212,023	212,271
Customer relationships, net	33,151	33,969	36,596
Other assets	29,084	30,889	27,711
Total assets	$2,961,281	$3,201,797	$3,310,473

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$284,034	$407,044	$334,831
Current portion of long-term debt, net	495,743	—	—
Current operating lease liabilities	146,823	147,537	172,117
Other current liabilities	111,078	176,449	149,911
Total current liabilities	1,037,678	731,030	656,859

Long-term debt, net	496,104	991,370	989,980
Deferred income taxes	48,450	40,910	56,990
Long-term operating lease liabilities	419,493	441,861	517,875
Other long-term liabilities	44,266	46,440	59,160
Total liabilities	$2,045,991	$2,251,611	$2,280,864

Commitments and contingencies

Stockholders' equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at April 2, 2022, January 1, 2022, and April 3, 2021	$—	$—	$—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 40,555,922, 41,148,870, and 43,947,659 shares issued and outstanding at April 2, 2022, January 1, 2022, and April 3, 2021, respectively	406	411	440
Additional paid-in capital	—	—	21,904
Accumulated other comprehensive loss	(26,115)	(28,897)	(31,534)
Retained earnings	940,999	978,672	1,038,799
Total stockholders' equity	915,290	950,186	1,029,609
Total liabilities and stockholders' equity	$2,961,281	$3,201,797	$3,310,473

CARTER’S, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Fiscal Quarter Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income	$67,933	$86,196
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property, plant, and equipment	13,282	23,183
Amortization of intangible assets	932	932
(Recoveries of) provisions for excess and obsolete inventory, net	(3,109)	1,364
Other asset impairments and loss (gain) on disposal of property, plant and equipment, net of recoveries	190	(25)
Amortization of debt issuance costs	787	738
Stock-based compensation expense	5,859	6,931
Unrealized foreign currency exchange (gain) loss, net	(189)	49
(Recoveries of) provisions for doubtful accounts receivable from customers	(1,513)	766
Unrealized loss (gain) on investments	935	(179)
Deferred income taxes	7,759	4,365
Effect of changes in operating assets and liabilities:
Accounts receivable	(32,484)	(54,484)
Finished goods inventories	(27,720)	37,812
Prepaid expenses and other assets	(13,245)	(5,007)
Accounts payable and other liabilities	(183,224)	(142,171)
Net cash used in operating activities	$(163,807)	$(39,530)

Cash flows from investing activities:
Capital expenditures	$(7,652)	$(11,665)
Proceeds from sale of investments	—	5,000
Net cash used in investing activities	$(7,652)	$(6,665)

Cash flows from financing activities:
Payment of debt issuance costs	$(3)	$—
Repurchases of common stock	(74,496)	—
Dividends paid	(30,573)	—
Withholdings from vesting of restricted stock	(6,623)	(3,588)
Proceeds from exercises of stock options	222	811
Net cash used in financing activities	$(111,473)	$(2,777)

Net effect of exchange rate changes on cash and cash equivalents	904	339
Net decrease in cash and cash equivalents	$(282,028)	$(48,633)
Cash and cash equivalents, beginning of period	984,294	1,102,323
Cash and cash equivalents, end of period	$702,266	$1,053,690

CARTER’S, INC.
RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions, except earnings per share)
(unaudited)

	Fiscal Quarter Ended April 3, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$392.0	49.8%	$271.9	34.5%	$127.5	16.2%	$27.1	$86.2	$1.96
COVID-19 expenses (b)	—		(2.1)		2.1		0.5	1.6	0.04
Restructuring costs (c)	—		(0.5)		0.5		0.1	0.4	0.01
Retail store operating leases and other long-lived asset impairments, net of gain	—		1.5		(1.5)		(0.4)	(1.2)	(0.03)
As adjusted (a) (d)	$392.0	49.8%	$270.9	34.4%	$128.5	16.3%	$27.3	$87.0	$1.98

	Fiscal Quarter Ended July 3, 2021
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$368.7	49.4%	$267.8	35.9%	$107.6	14.4%	$21.6	$71.6	$1.62
Restructuring costs (c)	—		(2.2)		2.2		0.6	1.6	0.04
COVID-19 expenses (b)	—		(1.0)		1.0		0.3	0.8	0.02
Retail store operating leases and other long-lived asset impairments, net of gain	—		0.4		(0.4)		(0.1)	(0.3)	(0.01)
As adjusted (a)	$368.7	49.4%	$264.9	35.5%	$110.4	14.8%	$22.4	$73.7	$1.67

	Fiscal Year Ended January 1, 2022
	Gross Profit	% Net Sales	SG&A	% Net Sales	Operating Income	% Net Sales	Income Taxes	Net Income	Diluted EPS
As reported (GAAP)	$1,662.3	47.7%	$1,193.9	34.2%	$497.1	14.3%	$98.5	$339.7	$7.81
Retail store operating leases and other long-lived asset impairments, net of gain	—		2.6		(2.6)		(0.6)	(2.0)	(0.05)
COVID-19 expenses (b)	—		(3.9)		3.9		1.0	3.0	0.07
Restructuring costs (c)	—		(2.4)		2.4		0.6	1.8	0.04
As adjusted (a) (d)	$1,662.3	47.7%	$1,190.2	34.1%	$500.8	14.4%	$99.5	$342.5	$7.87

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross profit, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results and afford investors a view of what management considers to be the Company's core performance.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.
(b)Net expenses incurred due to the COVID-19 pandemic, including incremental employee-related costs, costs associated with additional protective equipment and cleaning supplies, restructuring costs, and a payroll tax benefit.
(c)Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19).
(d)Adjusted results exclude a customer bankruptcy recovery of $38,000.

Note: No adjustments were made to GAAP results in the first quarter of fiscal 2022. Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS
(unaudited)

	Fiscal Quarter Ended
	April 2, 2022	April 3, 2021
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	40,270,895	43,370,744
Dilutive effect of equity awards	77,437	129,198
Diluted number of common and common equivalent shares outstanding	40,348,332	43,499,942
As reported on a GAAP Basis:
(dollars in thousands, except per share data)
Basic net income per common share:
Net income	$67,933	$86,196
Income allocated to participating securities	(921)	(1,033)
Net income available to common shareholders	$67,012	$85,163
Basic net income per common share	$1.66	$1.96
Diluted net income per common share:
Net income	$67,933	$86,196
Income allocated to participating securities	(920)	(1,030)
Net income available to common shareholders	$67,013	$85,166
Diluted net income per common share	$1.66	$1.96
As adjusted (a):
Basic net income per common share:
Net income	$67,933	$86,987
Income allocated to participating securities	(921)	(1,043)
Net income available to common shareholders	$67,012	$85,944
Basic net income per common share	$1.66	$1.98
Diluted net income per common share:
Net income	$67,933	$86,987
Income allocated to participating securities	(920)	(1,040)
Net income available to common shareholders	$67,013	$85,947
Diluted net income per common share	$1.66	$1.98

(a)In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above. The Company has excluded $0.8 million in after-tax expenses from these results for the fiscal quarter ended April 3, 2021.

Note: Results may not be additive due to rounding.

RECONCILIATION OF ADJUSTED RESULTS TO GAAP
(dollars in millions)
(unaudited)

The following table provides a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated:

	Fiscal Quarter Ended		Four Fiscal Quarters Ended
	April 2, 2022	April 3, 2021	April 2, 2022
Net income	$67.9	$86.2	$321.5
Interest expense	15.1	15.3	60.1
Interest income	(0.3)	(0.2)	(1.2)
Income tax provision	20.4	27.1	91.9
Depreciation and amortization	14.2	24.1	84.2
EBITDA	$117.3	$152.5	$556.4

Adjustments to EBITDA
Retail store operating leases and other long-lived asset impairments, net of gain	$—	$(1.5)	$(1.2)
COVID-19 expenses (a)	—	2.1	1.8
Restructuring costs (b)	—	(0.1)	1.3
Total adjustments	—	0.5	1.9
Adjusted EBITDA (c)	$117.3	$153.0	$558.4

a.Expenses incurred due to the COVID-19 pandemic.
b.Certain lease exit, severance and related costs resulting from restructuring actions (not related to COVID-19). Amounts for the fiscal quarter ended April 3, 2021 and four fiscal quarters ended April 2, 2022 exclude $0.5 million and $0.6 million of depreciation expense that is included in the corresponding depreciation and amortization line item, respectively.
c.Adjusted EBITDA for the fiscal quarter ended April 3, 2021 excludes a customer bankruptcy recovery of $38,000.

Note: No adjustments were made to GAAP results in the first quarter of fiscal 2022. Results may not be additive due to rounding.

EBITDA and Adjusted EBITDA are supplemental financial measures that are not defined or prepared in accordance with GAAP. We define EBITDA as net income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items described in footnotes (a) - (c) to the table above.

We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These measures also afford investors a view of what management considers to be the Company's core performance.

The use of EBITDA and Adjusted EBITDA instead of net income or cash flows from operations has limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. EBITDA and Adjusted EBITDA do not represent net income or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA, Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us for working capital, debt service and other purposes.

RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(dollars in millions)
(unaudited)

The table below reflects the calculation of constant currency net sales on a consolidated and International segment basis for the fiscal quarter ended April 2, 2022:

	Fiscal Quarter Ended
	Reported Net Sales April 2, 2022	Impact of Foreign Currency Translation	Constant-Currency Net Sales April 2, 2022	Reported Net Sales April 3, 2021	Reported Net Sales % Change	Constant-Currency Net Sales % Change

Consolidated net sales	$781.3	$(0.2)	$781.5	$787.4	(0.8)%	(0.7)%
International segment net sales	$107.6	$(0.2)	$107.8	$96.9	11.0%	11.2%

The Company evaluates its net sales on both an “as reported” and a “constant currency” basis.  The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates that occurred between the comparative periods.  Constant currency net sales results are calculated by translating current period net sales in local currency to the U.S. dollar amount by using the currency conversion rate for the prior comparative period.  The Company consistently applies this approach to net sales for all countries where the functional currency is not the U.S. dollar.  The Company believes that the presentation of net sales on a constant currency basis provides useful supplemental information regarding changes in our net sales that were not due to fluctuations in currency exchange rates and such information is consistent with how the Company assesses changes in its net sales between comparative periods.
Note: Results may not be additive due to rounding.